Exhibit A
Distribution Financial Services MarineTrust 1999-2
February 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance         478,286,779.98
Beginning Pool Factor              1.00000000

Distribution Allocable to Principal on Notes
                                      Prior                                 Current
                    Class          Principal Pymt. $1000 orig.prin.bal. Principal Pymt. $1000 orig.prin.bal.
                     A-1                $0.00           0.0000000          $6,658,945.50        31.5443320
                     A-2                $0.00           0.0000000                  $0.00         0.0000000
                     A-3                $0.00           0.0000000                  $0.00         0.0000000
                     A-4                $0.00           0.0000000                  $0.00         0.0000000
                     A-5                $0.00           0.0000000                  $0.00         0.0000000
                     A-6                $0.00           0.0000000                  $0.00         0.0000000
                       B                $0.00           0.0000000                  $0.00         0.0000000
                       C                $0.00           0.0000000                  $0.00         0.0000000

Distribution Allocable to Interest on Notes
                                      Prior                               Current
     Class          Rate          Interest Pymt.  $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
      A-1           5.50%               $0.00           0.0000000      $631,449.74         2.9912630
      A-2           5.98%               $0.00           0.0000000      $276,908.88         4.9833330
      A-3           6.20%               $0.00           0.0000000      $558,666.50         5.1666670
      A-4           6.48%               $0.00           0.0000000      $357,517.80         5.4000000
      A-5         6.6656%               $0.00           0.0000000      $299,946.45         5.5546670
        B           6.93%               $0.00           0.0000000      $190,575.00         5.7750000
        C           7.61%               $0.00           0.0000000      $139,516.67         6.3416670


Note Balance After Giving Effect to Principal Distribution
    Class   Beginning Balance         Pool Factor   Ending Balance      Pool Factor
     A-1      211,098,000.00            1.0000000  $131,111,906.56          0.0000000
     A-2       55,567,000.00            1.0000000   $55,567,000.00        621.0949730
     A-3      108,129,000.00            1.0000000   108,129,000.00          1.0000000
     A-4       66,207,000.00            1.0000000    66,207,000.00          1.0000000
     A-5       53,999,000.00            1.0000000    53,999,000.00          1.0000000
       B       33,000,000.00            1.0000000    33,000,000.00          1.0000000
       C       22,000,000.00            1.0000000    22,000,000.00          1.0000000
Servicing Fee                                                                                 $199,286.16
Servicing Fee Per $1,000 of Orig.Note                                                           0.3623385

Realized Losses                                                                               $184,311.09

Reserve Account Balance                                                                    $20,175,393.64

Payments Received with Respect to Receivables During Most
Recently Ended Collection Period                                                            $9,231,017.09
          Interest Payments Received                                                        $3,279,183.46
          Scheduled Principal Payments Received                                             $2,137,623.37
          Principal Prepayments Received                                                    $3,814,210.26

Distribution to Residual Interestholders                                                            $0.00

Noteholders' Interest Carryover Shortfall                                                           $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                       0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in
related Collection Period                                                                           $0.00

Ending Pool Balance                                                                       $472,131,914.91
Ending Pool Factor                                                                             0.85842149